EXHIBIT 16.1




May 13, 2005



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We have read the statements by Oxford Technologies Inc., which we understand will be filed with the United States Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of Oxford Technologies Inc.'s Form 8-K report dated May 13, 2005. We agree with the statements concerning our Firm in such Form 8-K.



Very truly yours,

/s/ Haines Watts
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Haines Watts